Exhibit 10.8

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $	Issue Date: September 1, 2011

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Blue Calypso, Inc., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to the order of                                   , at                                     (the “Holder”), without demand, the sum of                                            Dollars ($                          ) (“Principal Amount”), without interest, on December 1, 2011 (the “Maturity Date”), if not sooner paid.

This Convertible Promissory Note (the “Note”)  has been entered into pursuant to the terms of a securities purchase agreement between the Borrower, the Holder and the other signatories thereto, dated as of September 1, 2011 (the “Purchase Agreement”), and shall be governed by the terms of such Purchase Agreement.  This Note is one of the “Notes” referred to in the Purchase Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Purchase Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           The Principal Amount shall bear no interest from this date until paid.

1.2           Conversion Privileges.  The Conversion Rights set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock or Series A Convertible Preferred Stock in accordance with Article II hereof.  Concurrently with, but in no event later than five (5) business days following, the receipt by the Holder of the Holder’s shares of Series A Convertible Preferred Stock, the Holder shall surrender this Note to the Company for immediate cancellation.

ARTICLE II

CONVERSION RIGHTS

2.1           Automatic Conversion into the Borrower’s Series A Convertible Preferred Stock.  On the Reincorporation Approval Date, this Note shall be automatically converted into shares of Series A Convertible Preferred Stock at a conversion price of $1.00 per share. The Company shall immediately deliver to the Holder, but in no event later than five (5) business days of the Reincorporation Approval Date, certificates evidencing such Holder’s shares of Series A Convertible Preferred Stock.

2.2.           Conversion into the Borrower’s Common Stock.

(a)           The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid or converted into shares of the Borrower’s Series A Convertible Preferred Stock, to convert any outstanding and unpaid principal portion of this Note, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.2(b) hereof (the “Fixed Conversion Price”), determined as provided herein.  Upon delivery to the Borrower of this Note and a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall immediately issue and deliver to the Holder but in no event later than five (5) business days after the Conversion Date (such fifth day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.   The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted, by the Fixed Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the fixed conversion price per share shall be equal to $0.0679 (“Fixed Conversion Price”).

(c)            The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), this Note, as to the unpaid principal portion thereof, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 2.2(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 100% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.3           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.2(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been converted or paid.

2.4.          Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date pursuant to Section 2.2 that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.   The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section 2.4 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the sole responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Failure to Pay Principal.  The Borrower fails to pay any installment of principal or other sum due under this Note when due.

ARTICLE IV

MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: Blue Calypso, Inc., 1345 Valwood Parkway, Carrollton, Texas 75006, with a copy to Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112, Attn: Rick Werner, and (ii) if to the Holder, to the name and address on the front page of this Note, with a copy to Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648.

5.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.  This Note and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought; provided, however, that any term or provision of this Note may be amended or waived by or on behalf of the Holder by the holders of two-thirds of the principal amount of the Notes issued pursuant to the Purchase Agreement.

5.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  This Note is non-negotiable and shall not be assigned or transferred by the Holder or the Borrower (other than in connection with the Reincorporation) without the prior, express written consent of the other party.

5.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.8           Redemption.  This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

5.9           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 1st day of September 2011.

BLUE CALYPSO, INC.

By:
Name:
Title:

WITNESS:

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $                   of the principal and $                   of the interest due on the Note issued by                                      on September 1, 2011 into shares of Common Stock of                                                (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Number of shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of                                             .

Shares To Be Delivered:

Signature:

Print Name:

Address: